Exhibit 23.2
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                          INDEPENDENT AUDITORS' CONSENT
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The Board of Directors
Darling International Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for derivative instruments and hedging activities in 2001 and a change in the method of accounting for and reporting of disposals of long-lived assets and discontinued operations in 2002.

KPMG LLP


Dallas, Texas
April 30, 2003